Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Merge Healthcare Incorporated
Chicago, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 27, 2015, relating to the consolidated financial statements and the effectiveness of Merge Healthcare Incorporated’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP
Milwaukee, Wisconsin
June 19, 2015